ASGI Mesirow Insight Fund I, LLC
 (the "Fund")


SUB-ITEM 77Q(1)(a)

      Reference is made to "Amendment No. 1 to Limited Liability Company Agreement, dated December 1, 2011", which was included as Exhibit (a)(iv) to the Fund's Registration Statement Amendment No. 1, which was filed with the SEC on Form N-2 on January 10, 2012 (SEC Accession No. 0000898432-12-000034).